Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Urban Outfitters, Inc. 401(k) Savings Plan

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-33603, No. 333-84333, No. 333-38648, No. 333-119878, No. 333-153149, No. 333-183902, and No. 333-219285) of Urban Outfitters, Inc. of our report dated June 18, 2026, relating to the financial statements and supplemental schedules of the Urban Outfitters, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania
June 18, 2026